Exhibit 99.1

Polymer Group, Inc. 9335 Harris Corners Parkway Suite 300 Charlotte, NC 28269 www.polymergroupinc.com 704-697-5100

Polymer Group, Inc. Announces New Global Leadership Structure
New organization will further support growth, innovation and manufacturing excellence

For Immediate Release

July 16, 2007

[CHARLOTTE, N.C.] — As part of its growth as a global company, Polymer Group, Inc. (OTC Bulletin Board: POLGA; POLGB) today announced a new leadership structure that establishes key corporate functions, including operations and research and development, on a worldwide basis.

The company has named two veteran executives to the newly created global positions of chief operating officer (COO) and vice president of research and development. Under the leadership of chief executive officer Veronica “Ronee” M. Hagen, who was appointed in April 2007, the new structure positions PGI for its next stage of growth.

“This new structure takes a more global view of our business and brings our strong regional business units closer together to drive cost efficiency, share best practices, and optimize global customer and supplier strategies,” said Hagen. “It will organize PGI for future strong growth, foster greater innovation and manufacturing excellence, and give us an advantage over regional competitors as we continue our pursuit of industry leadership.”

Mike Hale, who has been with the company for 35 years, has been named COO and will manage operations for all of PGI’s regional businesses in the U.S., Europe, Latin America, Canada and Asia. He most recently was vice president and general manager for U.S and Europe.

Bob Dale, with PGI for 16 years, has been tapped as vice president of research and development and will lead the company’s R&D activities and customer-focused innovation strategies taking place around the world. He previously was vice president of sales and marketing for U.S. Nonwovens.

The company also established a new position of vice president of global marketing, with responsibility for global coordination of the company’s marketing initiatives. PGI is actively in the process of filling this executive leadership role.

Additionally, PGI named company veteran Fernando Espinosa to the position of senior vice president and general manager, Europe reporting to the COO. In this role, Espinosa will bring over 30 years of industry experience in PGI’s fastest growing region of Latin America to the European region with a focus on market leadership and growth.

Polymer Group, Inc., one of the world’s leading producers of nonwovens, is a global, technology-driven developer, producer and marketer of engineered materials. With the broadest range of process technologies in the nonwovens industry, PGI is a global supplier to leading consumer and industrial product manufacturers. The company operates 21 manufacturing and converting facilities throughout the world.

Safe Harbor Statement

Except for historical information contained herein, the matters set forth in this press release are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements speak only as of the date of this release. Important factors that could cause actual results to differ materially from those discussed in such forward-looking statements include: general economic factors including, but not limited to, changes in interest rates, foreign currency translation rates, consumer confidence, trends in disposable income, changes in consumer demand for goods produced, and cyclical or other downturns; substantial debt levels and potential inability to maintain sufficient liquidity to finance the company’s operations and make necessary capital expenditures; inability to meet existing debt covenants; information and technological advances; changes in environmental laws and regulations; cost and availability of raw materials, labor and natural and other resources and the inability to pass raw material cost increases along to customers; domestic and foreign competition; reliance on major customers and suppliers; and risks related to operations in foreign jurisdictions. Investors and other readers are directed to consider the risks and uncertainties discussed in documents filed by Polymer Group, Inc. with the Securities and Exchange Commission, including the company’s Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q.

For further information, please contact:

Dennis Norman
Vice President — Strategic Planning & Communication
(704) 697-5186
normand@pginw.com